Exhibit 99.1: Resignation Letter

November 19, 2008

To the Board of Directors
of Marani Brands Inc.

This letter shall constitute my resignation as Chairman of the Board and as a Director of Marani Brands, Inc., a Nevada corporation (the ··Company"), effective immediately.

My resignation as Chairman of the Board and as a Director of the Company is due to (1) the Company's breach of the Transition Agreement and Mutual General Release entered into on October 2, 2008, between the Company and the undersigned; (2) my disagreement with the decisions that the current management and other members of the Board of Directors have made regarding the direction of the Company and its business operations, which decisions have been made without management or the other members of the Board of Directors soliciting my opinion; and (3) what I believe to be questionable practices and transactions engaged in by the Company's current management.

Please file this resignation letter with the Securities and Exchange Commission (the "SEC'") in accordance with the SEC's rules and regulations.

Margrit Eyraud